UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2010
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932
(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 29, 2010, Citizens Republic Bancorp, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Great Western Bank (“Great Western”) whereby Great Western has agreed to acquire all of the stock of the Company’s wholly owned subsidiary, F&M Bank-Iowa (“F&M”). Great Western will pay a purchase price of approximately $50.0 million in cash, subject to a possible adjustment post-closing based on F&M’s net worth at closing. The transaction is expected to close by the end of the second quarter of 2010, and is subject to certain required regulatory approvals and fulfillment of customary conditions. The Company will be required to indemnify Great Western for certain breaches of representations and covenants, generally subject to deductible and cap provisions. In addition, the Purchase Agreement will require the Company to cause Citizens Bank to exchange specified loans with F&M as of the closing date for a cash payment by Citizens Bank equal to the book value (less related reserve) as of the closing date for the loans received by Citizens, less the net book value of the loans transferred by Citizens Bank to F&M. The loans to be exchanged had a net book value of $9.9 million as of December 31, 2009. The Company will also be subject to a four year noncompetition covenant relating to most of the state of Iowa.
A copy of the Purchase Agreement is attached hereto and is incorporated herein by reference. The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The exhibits and schedules to the Purchase Agreement have been omitted from the attached Exhibit 2.3. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.
The Purchase Agreement contains representations and warranties that the Company and Great Western made to each other as of specific dates. The assertions embodied in the representations and warranties are qualified by information in a confidential disclosure schedule that we provided to Great Western in connection with the signing of the Purchase Agreement. While the Company does not believe that the confidential disclosure schedule contains information that securities laws require it to publicly disclose, other than information that has already been so disclosed, the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Purchase Agreement. Moreover, certain representations and warranties are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the Company and Great Western rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedule.
A copy of the press release issued by the Company announcing the execution of the Purchase Agreement is attached to this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.3	Stock Purchase Agreement between Citizens Republic Bancorp, Inc. and Great Western Bank, dated as of January 29, 2010.

99.1	Press release dated February 1, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
	By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Date: February 2, 2010		Its: General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
2.3	Stock Purchase Agreement between Citizens Republic Bancorp, Inc. and Great Western Bank, dated as of January 29, 2010.

99.1	Press release dated February 1, 2010.